Exhibit (a)(1)(j)

FORM OF NOTICE OF ACCEPTANCE OF
OPTIONS FOR AMENDMENT

L-3 Communications Holdings, Inc. hereby accepts all of the eligible options properly tendered for amendment with respect to which eligible employees have elected to participate in the offer.